EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this registration statement on Form SB-2 of our report, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated April 11, 2007, on our audits of the financial statements of U.S. Helicopter Corporation and to the reference to our firm as experts in the registration statement.


                                             /S/ MOORE STEPHENS, P.C.
                                             ------------------------
                                                 Certified Public Accountants

New York, New York
May 10, 2007